Exhibit 99.1

Contacts:
Investor Relations	Michele Szynal
iRobot Corp.	Corporate Communications
(781) 430-3003	iRobot Corp.
investorrelations@irobot.com	(508) 751-2689
mszynal@irobot.com

iRobot Reports Second-Quarter 2025 Financial Results

BEDFORD, Mass. - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the second quarter ended June 28, 2025.

“Our second quarter performance fell short of our expectations, due to persistent market headwinds and delays in scaling production and sales of our new products,” said Gary Cohen, iRobot CEO. “While we made meaningful progress on gross margin expansion, tightened control over operating expenses, and improved net losses, our cash position continued to decline as we supported new product launches - posing ongoing challenges to liquidity and operational flexibility. Although early consumer response to our latest product launches has been encouraging, broader market pressures and financial constraints remain significant hurdles to improved performance.

“As our Board of Directors continues its review of strategic alternatives for our business, we remain steadfast in executing our iRobot Elevate strategy and delivering the trusted products our customers value.”

Second Quarter 2025 Financial Results (in millions, except per share amounts and percentages)

	Q2 2025	Q2 2024
Revenue	$127.6	$166.4
GAAP Gross Margin¹	30.0%	16.5%
Non-GAAP Gross Margin¹	30.2%	16.7%
GAAP Operating Expenses	$75.0	$88.5
Non-GAAP Operating Expenses	$65.5	$75.9
GAAP Operating Loss²	($36.7)	($61.1)
Non-GAAP Operating Loss²	($27.0)	($48.2)
GAAP Net Loss Per Share³	($0.68)	($2.41)
Non-GAAP Net Loss Per Share³	($0.27)	($1.96)

1)

In Q2 2024, GAAP and Non-GAAP gross margin were negatively impacted by an $18.4 million non-recurring charge related to the write-off of excess component inventory and the losses on non-cancelable purchase commitments as part of the transition to our new product development paradigm with our contract manufacturers (the “Manufacturing Transition Charge”), which reduced GAAP and non-GAAP gross margin by 11.1 percentage points.

2)	In Q2 2024, GAAP and Non-GAAP operating loss were negatively impacted by the Manufacturing Transition Charge.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

3)	In Q2 2024, GAAP and Non-GAAP net loss per share were negatively impacted by the Manufacturing Transition Charge, which reduced GAAP and non-GAAP net loss per share by $0.63.

Balance Sheet and Operational Highlights

•

As of June 28, 2025, the Company’s cash and cash equivalents totaled $40.6 million, compared with $69.9 million as of March 29, 2025. As of June 28, 2025, the Company had an additional $36.0 million of restricted cash set aside for future repayment of its term loan, subject to limited ability of the Company to utilize such amount at the discretion of the lenders for the purchase of inventory.

•	As of June 28, 2025, the Company’s inventory totaled $88.2 million, representing a 13% reduction from the second quarter of 2024.

•

In the second quarter of 2025, revenue increased 6% in Japan, declined 33% in the U.S. and declined 17% in EMEA over the prior-year period. Excluding the unfavorable foreign currency impact, Japan revenue increased 7% and EMEA revenue declined 16% over the prior-year period.

•

Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 73% of total robot sales in the second quarter of 2025 versus 76% from the same period last year.

Marketing Highlights

•

In July, iRobot introduced its most powerful and intelligent 2-in-1 robot to date, the Roomba® Max 705 Combo Robot + AutoWash™ Dock. Designed for the busiest homes, the Roomba Max 705 Combo delivers a deep, hands-free clean with 175 times more power-lifting suction*, AI-driven technology to avoid clutter left by kids and pets, and a first-of-its-kind roller mop cover that keeps carpets dry.

•

For the 11th consecutive year, Roomba was a featured product in Amazon’s Prime Day event, which was held July 8-11. iRobot was ranked #1, #2 and #3 for the bestselling robot vacuum cleaners during Prime Day. The Company’s products received a record number of Prime Day related media mentions in outlets including: Good Morning America, Better Homes & Gardens, HuffPost, Rolling Stone, GQ, Forbes Vetted, Real Simple and more.

•

In June, iRobot announced the debut of a multi-platform marketing campaign, its first since 2023. Beginning on June 16, television spots featuring the new tagline, “Roomba. Made for This,” began airing in the U.S. on premium streaming services including Hulu, Amazon Prime Video, Peacock, Paramount+ and more.

*	Performance in spot-clean mode with full battery compared to Roomba® 600 series robots.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

Ongoing Strategic Review

As previously announced, iRobot’s Board of Directors is conducting a review of strategic alternatives, including, but not limited to, exploring a potential sale or strategic transaction, and refinancing the Company’s debt. This review process is ongoing.

The Board has not set a timetable for the conclusion of this review, and there can be no assurance that the exploration of strategic alternatives will result in any transactions or outcomes. The Company does not intend to disclose developments relating to this process until it determines that further disclosure is appropriate or necessary.

The Company remains actively engaged in ongoing collaborative and constructive discussions with its primary lender while the Board continues its strategic review. On August 6, 2025, the Company further amended its existing term loan to extend the covenant waiver under the term loan to September 19, 2025.

In light of the ongoing strategic review, the Company will not host an earnings conference call or webcast regarding its second quarter 2025 results and has suspended its practice of providing financial guidance.

About iRobot

iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold millions of robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to, among other things: the Board’s review of strategic alternatives for the business; and the Company’s business plans and strategies and the anticipated impact thereof. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the Company’s control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the Company’s ability to obtain capital when desired on favorable terms, if at all; (ii) the Company’s ability to realize the benefits of its operational restructuring; (iii) the impact of various global conflicts on the Company’s business and general economic conditions; (iv) the Company’s ability to implement its business strategy; (v) the risk that disruptions from the Company’s operational restructuring will harm its business, including current plans and operations; (vi) the ability of the Company to retain and hire skilled personnel; (vii) loss of any key employee; (viii) failure of the Company’s primary contract manufacturer to meet the Company’s requirements; (ix) legislative, regulatory and economic developments affecting the Company’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which the Company operates; (xii) potential business uncertainty, including changes to existing business relationships that could affect the Company’s financial performance; (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; (xiv) current supply chain challenges; (xv) the financial strength of the Company’s customers and retailers; (xvi) the impact of any applicable tariffs on goods imported into the United States; (xvii) competition; (xviii) cybersecurity risks; (xix) failure to obtain additional waivers from the Company’s lenders of the Company’s obligation to comply with certain covenants under the Company’s credit agreement; and (xx) the results and impact of the Board’s strategic review of alternatives for the business, as well as the Company’s response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

###

iRobot Contacts

Public Relations: mszynal@irobot.com

Investor Relations: InvestorRelations@irobot.com

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Revenue	$127,558	$166,361	$229,127	$316,375
Cost of revenue:
Cost of product revenue	89,259	138,895	168,857	252,808
Restructuring and other	—	—	1,658	—

Total cost of revenue	89,259	138,895	170,515	252,808
Gross profit	38,299	27,466	58,612	63,567
Operating expenses:
Research and development	13,766	23,230	28,453	57,108
Selling and marketing	39,003	39,980	65,054	69,696
General and administrative	21,069	16,926	40,085	(36,785)
Restructuring and other	1,032	8,230	7,206	22,377
Amortization of acquired intangible assets	145	168	280	339

Total operating expenses	75,015	88,534	141,078	112,735

Operating loss	(36,716)	(61,068)	(82,466)	(49,168)
Other income (expense), net	13,385	(8,849)	(27,680)	(12,034)

Loss before income taxes	(23,331)	(69,917)	(110,146)	(61,202)
Income tax (benefit) expense	(523)	729	(65)	837

Net loss	$(22,808)	$(70,646)	$(110,081)	$(62,039)

Net loss per share:
Basic	$(0.68)	$(2.41)	$(3.41)	$(2.16)
Diluted	$(0.68)	$(2.41)	$(3.41)	$(2.16)
Number of shares used in per share calculations:
Basic	33,410	29,309	32,259	28,740
Diluted	33,410	29,309	32,259	28,740
Stock-based compensation included in above figures:
Cost of revenue	$197	$270	$543	$1,099
Research and development	757	802	1,668	3,699
Selling and marketing	808	1,163	1,772	2,500
General and administrative	2,001	2,275	5,093	5,160

Total	$3,763	$4,510	$9,076	$12,458

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	June 28, 2025	December 28, 2024
Assets
Cash and cash equivalents	$40,568	$134,303
Restricted cash	36,000	1,259
Accounts receivable, net	56,072	49,865
Inventory	88,236	76,029
Other current assets	23,903	27,046

Total current assets	244,779	288,502
Property and equipment, net	10,959	15,835
Operating lease right-of-use assets	12,995	14,322
Deferred tax assets	10,403	9,817
Goodwill	182,449	167,288
Intangible assets, net	3,274	3,212
Other assets	15,461	17,161

Total assets	$480,320	$516,137

Liabilities and stockholders’ (deficit) equity
Accounts payable	$166,785	$106,367
Accrued expenses	76,859	100,597
Deferred revenue and customer advances	9,773	11,280
Term loan	203,186	—

Total current liabilities	456,603	218,244
Term loan	—	200,604
Operating lease liabilities	19,069	21,598
Other long-term liabilities	12,340	14,452

Total long-term liabilities	31,409	236,654

Total liabilities	488,012	454,898
Stockholders’ (deficit) equity	(7,692)	61,239

Total liabilities and stockholders’ (deficit) equity	$480,320	$516,137

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	For the six months ended
	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Net loss	$(110,081)	$(62,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,385	11,116
(Gain) loss on equity investment	(394)	375
Stock-based compensation	9,076	12,458
Provision for inventory excess and obsolescence	1,015	11,715
Change in fair value of term loan	2,687	4,746
Debt issuance costs expensed under fair value option	16,828	477
Deferred income taxes, net	292	(1,682)
Other	3,112	(3,858)
Changes in operating assets and liabilities — (use) source
Accounts receivable	(3,735)	9,240
Inventory	(12,816)	35,848
Other assets	5,700	26,117
Accounts payable	59,428	(63,875)
Accrued expenses and other liabilities	(32,114)	(871)

Net cash used in operating activities	(56,617)	(20,233)
Cash flows from investing activities:
Additions of property and equipment	—	(118)
Purchase of investments	(14)	(46)

Net cash used in investing activities	(14)	(164)
Cash flows from financing activities:
Income tax withholding payment associated with restricted stock vesting	(257)	(463)
Proceeds from issuance of common stock, net of issuance costs	—	17,942
Repayment of term loan	(4,000)	(34,947)
Payment of debt issuance costs	—	(477)

Net cash used in financing activities	(4,257)	(17,945)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,914	853
Net decrease in cash, cash equivalents and restricted cash	(58,974)	(37,489)
Cash, cash equivalents and restricted cash, at beginning of period	137,951	187,887

Cash, cash equivalents and restricted cash, at end of period	$78,977	$150,398

Cash, cash equivalents and restricted cash, at end of period:
Cash and cash equivalents	$40,568	$108,513
Restricted cash	36,000	40,543
Restricted cash, non-current (included in other assets)	2,409	1,342

Cash, cash equivalents and restricted cash, at end of period	$78,977	$150,398

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Supplemental Information

(unaudited)

	For the three months ended		For the six months ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Revenue by Geographical Region *
United States	$56,441	$84,364	$97,881	$153,260
EMEA	33,253	39,894	66,200	84,982
Japan	29,424	27,818	51,373	55,536
Other	8,440	14,285	13,673	22,597

Total	$127,558	$166,361	$229,127	$316,375

Robot Units Shipped *
2-in-1	453	274	765	463
Solo and other	63	300	161	567

Total	516	574	926	1,030

Revenue by Product Category **
2-in-1	$100	$76	$165	$132
Solo and other	28	90	64	184

Total	$128	$166	$229	$316

Average gross selling prices for robot units	$301	$330	$299	$337
Headcount	509	726

*	in thousands
**	in millions

Certain numbers may not total due to rounding

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Amortization of Acquired Intangible Assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of professional fees associated with mergers, acquisitions and the review of strategic alternatives, including, but not limited to, exploring a potential sale or strategic transaction. During the first quarter of fiscal 2024, the adjustment included the one-time net termination fee received as a result of the termination of the iRobot-Amazon Merger. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.

Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance and related costs, costs associated with early termination of contracts, charges related to paused work unrelated to our core business, costs associated with the

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

Chief Executive Officer transition and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude these items from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Debt Issuance Costs: Debt issuance costs include various incremental fees paid to third parties and warrants issued in connection with the issuance or amendment of debt.

Income Tax Adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We regularly assess the need to record valuation allowance based on the non-GAAP profitability and other factors. We also exclude certain tax items, including the impact from stock-based compensation windfalls/shortfalls, which are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals

(in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP Revenue	$127,558	$166,361	$229,127	$316,375
GAAP Gross Profit	$38,299	$27,466	$58,612	$63,567
Stock-based compensation	197	270	543	1,099
Restructuring and other	—	—	1,658	—

Non-GAAP Gross Profit	$38,496	$27,736	$60,813	$64,666

GAAP Gross Margin	30.0%	16.5%	25.6%	20.1%
Non-GAAP Gross Margin	30.2%	16.7%	26.5%	20.4%
GAAP Operating Expenses	$75,015	$88,534	$141,078	$112,735
Amortization of acquired intangible assets	(145)	(168)	(280)	(339)
Stock-based compensation	(3,566)	(4,240)	(8,533)	(11,359)
Net merger, acquisition and divestiture (expense) income	(4,768)	43	(5,718)	74,159
Restructuring and other	(1,032)	(8,230)	(7,206)	(22,377)

Non-GAAP Operating Expenses	$65,504	$75,939	$119,341	$152,819

GAAP Operating Expenses as a % of GAAP Revenue	58.8%	53.2%	61.6%	35.6%
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	51.4%	45.6%	52.1%	48.3%
GAAP Operating Loss	$(36,716)	$(61,068)	$(82,466)	$(49,168)
Amortization of acquired intangible assets	145	168	280	339
Stock-based compensation	3,763	4,510	9,076	12,458
Net merger, acquisition and divestiture expense (income)	4,768	(43)	5,718	(74,159)
Restructuring and other	1,032	8,230	8,864	22,377

Non-GAAP Operating Loss	$(27,008)	$(48,203)	$(58,528)	$(88,153)

GAAP Operating Margin	(28.8)%	(36.7)%	(36.0)%	(15.5)%
Non-GAAP Operating Margin	(21.2)%	(29.0)%	(25.5)%	(27.9)%

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued

(in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP Income Tax (Benefit) Expense	$(523)	$729	$(65)	$837
Tax effect of non-GAAP adjustments	178	416	226	1,017
Other tax adjustments	922	(416)	791	(608)

Non-GAAP Income Tax Expense	$577	$729	$952	$1,246

GAAP Net Loss	$(22,808)	$(70,646)	$(110,081)	$(62,039)
Amortization of acquired intangible assets	145	168	280	339
Stock-based compensation	3,763	4,510	9,076	12,458
Net merger, acquisition and divestiture expense (income)	4,768	(43)	5,718	(74,159)
Restructuring and other	1,032	8,230	8,864	22,377
(Gain) loss on strategic investments	(394)	—	(394)	375
Debt issuance costs	5,627	238	18,636	477
Income tax effect	(1,100)	—	(1,017)	(409)

Non-GAAP Net Loss	$(8,967)	$(57,543)	$(68,918)	$(100,581)

GAAP Net Loss Per Diluted Share	$(0.68)	$(2.41)	$(3.41)	$(2.16)
Amortization of acquired intangible assets	—	0.01	0.01	0.01
Stock-based compensation	0.11	0.15	0.28	0.43
Net merger, acquisition and divestiture expense (income)	0.14	—	0.17	(2.58)
Restructuring and other	0.03	0.28	0.27	0.78
(Gain) loss on strategic investments	(0.01)	—	(0.01)	0.01
Debt issuance costs	0.17	0.01	0.58	0.02
Income tax effect	(0.03)	—	(0.03)	(0.01)

Non-GAAP Net Loss Per Diluted Share	$(0.27)	$(1.96)	$(2.14)	$(3.50)

Number of shares used in diluted per share calculation	33,410	29,309	32,259	28,740
Supplemental Information
Days sales outstanding	40	37
GAAP Days in inventory	90	67
Non-GAAP Days in inventory(1)	90	67

(1)	Non-GAAP Days in inventory is calculated as inventory divided by (Revenue minus Non-GAAP Gross Profit), multiplied by 91 days.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com